                                                                   EXHIBIT 10.01

                              RETIREMENT AGREEMENT
                              --------------------

      AGREEMENT, made and entered into as of October 1, 2001 (the "Effective Date"), by and among Heidrick & Struggles International, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Parent"), Heidrick & Struggles, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, "Heidrick & Struggles"), and Mr. Patrick S. Pittard (the "Executive"). The Parent and Heidrick & Struggles collectively are referred to herein as the "Company."

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Executive has served the Company as Chairman, President and Chief Executive Officer and has discharged his duties and responsibilities effectively;

      WHEREAS, after his long service to the Company, the Executive has decided to pursue other opportunities;

      WHEREAS, the Executive has requested, and the Company has approved, the Executive's election of early retirement effective as of the Effective Date, in accordance herewith;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

      1. Definitions.
         -----------

            (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

            (b) "Board" shall mean the Board of Directors of the Parent.

            (c) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986 and the regulations promulgated thereunder, as amended from time to time.

            (d) "Common Stock" shall mean the common stock, $0.01 par value, of the Parent.

            (e) "Original Employment Agreement" shall mean the January 1, 2000 amended and restated employment agreement between the Executive, the Parent and Heidrick & Struggles, as amended by the First Amendment dated as of March 30, 2001.

            (f) "1999 Options" shall mean the options to purchase 149,086 shares of the Common Stock at $14.00 per share granted to the Executive on April 26, 1999 in tranches of 130,000, 17,586 and 1,500, respectively.

            (g) "2000 Options" shall mean the options to purchase 100,000 shares of the Common Stock at $41.9688 per share granted to the Executive on June 5, 2000.

            (h) "2001 Options" shall mean the options to purchase 78,785 shares of the Common Stock at $35.125 per share granted to the Executive on March 6, 2001 in tranches of 17,285 and 61,500 respectively.

            (i) "Payment Date" shall mean the tenth business day after this Agreement is signed.

      2. Early Retirement.
         ----------------

      The Executive hereby elects to retire as of the Effective Date, and the Company hereby approves the Executive's election, subject to the following terms and conditions:

            (a) The Company shall pay to the Executive not later than the close of business on the Payment Date the following amounts less standard payroll and withholding taxes:

                  (i) $6.7 million in cash in full substitution and satisfaction of the Company's obligation to pay any amount in the nature of a pension, supplemental pension, retirement benefit or similar benefit;

                  (ii) $2.676 million in cash which represents the present value (the "Present Value Amount") of the Executive's compensation, perquisites, entitlements and benefits under the Executive's Original Employment Agreement from January 1, 2002 through December 31, 2005; provided,
                                                                   ---------
                        however, that such amount shall be reduced by 50% of the
                        --------
                        difference (if positive) between (A) the closing price per share of the Company's Common Stock as reported on the NASD National Market System on the trading day prior to the Payment Date and (B) $14.00 times 149,086 ; and

                  (iii) $75,000 in cash which represents the Executive's net
                        2001 incentive compensation pursuant to the plan approved by the shareholders of the Parent.

            (b) The Company shall transfer to the Executive title or provide the Executive documents authorizing the Executive to obtain title to his current car on the Payment Date, the current value thereof having been deducted in determination of the Present Value Amount.

            (c) The 1999 Options, the 2000 Options and the 2001 Options shall immediately become exercisable in full as of October 1, 2001 and shall remain exercisable by the Executive (or his heirs, as the case may be) for the remainder of their originally scheduled terms; provided, however, that the effectiveness of the foregoing shall be subject to the further condition that
(i) the Executive shall not have revoked the Release (as defined below) and (ii) the Executive shall have no right to rescind this Agreement or the Release as evidenced by the certificate described in clause (h) below.

            (d) The 35,000 unvested Restricted Stock Units (the "Restricted Stock Units") of the Parent granted to the Executive on March 30, 2001 shall vest in full as of October 1, 2001; provided, however, that the effectiveness of the foregoing shall be subject to the further condition that (i) the Executive shall not have revoked the Release and (ii) the Executive shall have no right to rescind this Agreement or the Release as evidenced by the certificate described in clause (h) below.

            (e) Prior to the Payment Date, the Company shall deliver to the Executive a copy of the resolution of the Compensation Committee of the Board of Directors of the Parent to the effect that the Compensation Committee has approved the retirement of the Executive in accordance with this Agreement, such resolution to be certified by the Secretary of the Parent as having been duly adopted and in effect on the Effective Date.

            (f) The Executive hereby resigns from all offices and directorships of the Company and the Parent and all the Affiliates as of the Payment Date, other than as Chairman of the Board of the Parent. The Executive shall resign as Chairman of the Board of the Parent at the request of the Board of Directors of the Parent. The Executive shall deliver to the Company on the Payment Date a letter to this effect in the form previously agreed to.

            (g) The Original Employment Agreement shall cease to be in effect and the Executive shall have delivered a release in the form of Exhibit A attached hereto (the "Release") and shall not have revoked it prior to the Payment Date in accordance with its terms.

            (h) On the Payment Date, the Executive shall deliver to the Company a certificate in the form of Exhibit B attached hereto.

      3. Employee Benefit Programs. From the Effective Date, the Executive shall
         -------------------------
be entitled to participate as a retiree (at his own expense) in the group health insurance plans of the Company as provided under COBRA.

      4. Reimbursement of Business and Other Expenses. The Company shall
         --------------------------------------------
promptly reimburse the Executive for all reasonable business expenses incurred in connection with carrying out the business of the Company and its Affiliates prior to October 1, 2001, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable legal fees and expenses incurred by the Executive up to $20,000 in connection with the Executive's retirement arrangements with the Company.

      5. Confidential Information. The Executive acknowledges that certain
         ------------------------
letter agreement dated September 18, 1997 (the "Confidentiality Agreement"), between the Company and the Executive regarding the protection of confidential information of the Company and its Affiliates. The terms and conditions of the Confidentiality Agreement shall remain in full force and effect and are incorporated by reference herein. Any breach of the Confidentiality Agreement by the Executive shall constitute a breach of this Agreement, subject to the rights and remedies of the Company and its Affiliates as provided by Section 8 of this Agreement,

      6. Noncompetition. From the Effective Date until the second anniversary of
         --------------
the Effective Date (the "Restricted Period"), the Executive agrees that he will not, directly or indirectly, acting with others or alone, manage, operate or control, engage or become interested in as an owner (other than as an owner of less than 5% of the stock of a publicly owned company), stockholder, partner, director, officer, employee (in an executive capacity), consultant or otherwise (the "Executive's Employment") in any business that is a "Competitive Business" with the Company or any of its Affiliates in any geographic location in which the Company or any of its Affiliates conducts its business. For purposes of this Section, a business operation shall be considered a "Competitive Business" with the Company or its Affiliates if such business operation (a) provides services in the executive search business during the Restricted Period or (b) provides any product or service competitive with any product or service provided by the Company or any of its Affiliates, the sales of which amount to 5% or more of the total gross revenues of the Company and its Affiliates at the time of the Executive's Employment.

      7. Nonsolicitation. During the Restricted Period, the Executive shall not
         ---------------
directly or indirectly solicit or induce or attempt to solicit or induce any employee, current or future, of the Company or any of its Affiliates to terminate employment with the Company or any of its Affiliates for any reason, or hire any individual who was an employee of the Company or any of its Affiliates within one (1) year of being hired by the Executive, except for those individuals released or terminated by the Company or any of its Affiliates, and shall not solicit any client or customer of the Company or any of its Affiliates as of the date of termination of the Executive's employment with the Company, for purposes of doing business with any business or operation which is a "Competitive Business" of the Company or any of its Affiliates as defined in
Section 6 above.

      8. Rights and Remedies Upon Breach. If the Executive breaches, or
         -------------------------------
threatens to commit a breach of, any of the provisions contained in Sections 5, 6 or 7 of this Agreement (the "Restrictive Covenants"), the Company and its Affiliates will have the following rights and remedies, each of which rights and remedies will be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company and its Affiliates under law or in equity:

            (a) Injunctive Relief and Specific Performance. The right and remedy
                ------------------------------------------
to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and its Affiliates and that monetary damages would not provide an adequate remedy.

            (b) Accounting. The right and remedy to require the Executive to
                ----------
account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

            (c) Cessation of Severance Benefits. The right and remedy to cease
                -------------------------------
any further severance, benefit or other compensation payments under this Agreement to the Executive or his estate or beneficiary from and after the commencement of such breach by the Executive regardless of whether the Restrictive Covenants are found by a court of competent jurisdiction to be enforceable or not.

The Executive hereby acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration, geographic scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants will not thereby be affected and will be given full effect without regard to the invalid portions. In the event the Executive breaches the Restrictive Covenants during the periods of time in which the Restrictive Covenants are enforceable, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

      9. Arbitration of Disputes and Reimbursement of Legal Costs. Except as
         --------------------------------------------------------
otherwise provided in this Section 9, the Parties agree that any dispute, claim or controversy based on common law, equity, or any federal, state or local statute, ordinance, or regulation (other than workers' compensation claims) arising out of or relating in any way to the Executive's employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such dispute is arbitrable, shall be settled by arbitration. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive shall still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim shall be submitted to arbitration instead of a court or jury. Subject to the following provisions, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association") then in effect in Chicago, Illinois by three arbitrators. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. The decision of the arbitrators, including determination of the amount of any damages suffered, shall be final, nonappealable and binding on all Parties, their heirs, executors, administrators, successors and assigns, and judgment may be entered thereon by any Party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Company's and the Executive's reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association equally. Pending the resolution of the arbitration, all payments and benefits otherwise due to the Executive hereunder shall continue.

Notwithstanding the provisions of this Section, either Party may seek injunctive relief in a court of competent jurisdiction, whether or not the case is then pending before the panel of arbitrators. Following the court's determination of the injunction issue, the case shall continue in arbitration as provided herein.

      10. Indemnification.
          ---------------

            (a) The Parent and Heidrick & Struggles each agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Parent or Heidrick & Struggles or any of their Affiliates or is or was serving at the request of the Parent or Heidrick & Struggles as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Parent and Heidrick & Struggles to the fullest extent legally permitted or authorized by the certificate of incorporation or bylaws of the Parent or Heidrick & Struggles or resolutions of the Board of Directors of the Parent or Heidrick & Struggles or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Parent, Heidrick & Struggles or any of their Affiliates and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

            (b) Neither the failure of the Parent or Heidrick & Struggles (including their boards of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 10(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Parent or Heidrick & Struggles (including their boards of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

            (c) The Parent and Heidrick & Struggles each agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent it provides such coverage for its other present or former directors and executive officers.

      11. Effect of Payments.
          ------------------

            Upon payment of the amounts provided for in Section 2(a) above and the delivery to the Executive of (i) agreements evidencing the modification of the 1999 Options, the 2000 Options and the 2001 Options and the Restricted Stock Units; (ii) a copy of irrevocable instructions to the Company's transfer agent to deliver to the Executive certificates evidencing the number of shares of the Common Stock underlying the Restricted Stock Units, net of the number of shares withheld pursuant to his election under Section 8(b) of the Participation Agreement with respect to the Restricted Stock Units, and (iii) appropriate documentation evidencing transfer of title or authorizing the Executive to obtain title to the car referred to in Section 2(b), none of the Parent, Heidrick & Struggles or any of their Affiliates will have any further obligation to the Executive in respect of compensation, bonus, severance, benefits, pension or other payment or with respect to any equity interest, except as provided under any deferred compensation, savings or other plan, program or arrangement of the Company including, without limitation, any 401(k) plan. The Executive hereby waives any rights he may have had under the Original Employment Agreement and any right to participate in any offer made by the Parent, Heidrick & Struggles or any of their Affiliates to exchange, modify or amend any equity interest in the Parent, or any of their Affiliates except to the extent such offer is made to other retired employees as a group.

            If the Company does not discharge its obligations under Sections 2(a), 2(c) and 2(d) above and its obligations under clauses (i) and (ii) of the first sentence of this Section 11 on or before the Payment Date, then from the Payment Date until the date, if any, the Company discharges such obligations,
(1) the Company shall have no right to enforce the Release, (2) the Executive shall have the right at his sole discretion to rescind this Agreement and the Release and (3) the period within which the Executive must give notice for purposes of Sections 1(h) and 11(d)(i) of the Original Employment Agreement shall be extended until such date, if any. If the Company discharges its obligations after the Payment Date but before the Executive exercises his right under clause (2) above, the Executive shall have no further right to rescind this Agreement or the Release and despite clause (1) above, the Release shall be deemed to have been effective during the period from the date of this Agreement through the date on which such obligations are discharged.

      12. Assignability; Binding Nature. This Agreement shall be binding upon
          -----------------------------
and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights of the Parent or Heidrick & Struggles under this Agreement may be assigned or transferred by the Parent or Heidrick & Struggles, as the case may be, pursuant to a merger or consolidation in which the Parent is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Parent, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Parent and such assignee or transferee assumes the liabilities, obligations and duties of the Parent and Heidrick & Struggles, as contained in this Agreement, either contractually or as a matter of law. The Parent and Heidrick

& Struggles further agree that, in the event of a sale of assets or liquidation as described in the preceding sentence, they shall take whatever action they reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Parent and Heidrick & Struggles hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, provided, however, the Executive shall be entitled, to the extent permitted
--------  -------
under applicable law or any plan, program, agreement or arrangement of the Company, to select or change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof.

      13. Entire Agreement. This Agreement contains the entire understanding and
          ----------------
agreement among the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the Parties with respect thereto, provided, that if the Executive revokes his agreement to the Release attached
--------
hereto as Exhibit A within seven days of signing such Release, then this Agreement shall be null and void and the Original Employment Agreement shall remain in effect.

      14. Amendment or Waiver. No provision in this Agreement may be amended
          -------------------
unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Parent and Heidrick & Struggles. No waiver by any Party of any breach by any other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Parent and Heidrick & Struggles, as the case may be.

      15. Severability. In the event that any provision or portion of this
          ------------
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

      16. References. In the event of the Executive's death or a judicial
          ----------
determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

      17. Governing Law. This Agreement shall be governed in accordance with the
          -------------
laws of Illinois without reference to principles of conflicts of law.

      18. Notices. All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) delivered by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of in accordance with this Section 18:

          If to the Company or the Parent: Heidrick and Struggles, Inc.
                                           245 Park Avenue
                                           New York, New York  10167
                                           Attention: Chief Legal Officer

          If to the Executive:             Mr. Patrick S. Pittard
                                           20 Cates Ridge
                                           Atlanta, GA 30327

      19. Headings. The headings of the sections contained in this Agreement are
          --------
for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      20. Counterparts. This Agreement may be executed in two or more
          ------------
counterparts. Signatures delivered by facsimile shall be effective for all purposes.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date last written below.

Heidrick & Struggles, Inc.

By:    /s/ Stephanie W. Abramson
       ---------------------------------------

Name:  STEPHANIE W. ABRAMSON
       ---------------------------------------

Title: CHIEF LEGAL OFFICER
       ---------------------------------------


Heidrick and Struggles International, Inc.

By:    /s/ Stephanie W. Abramson
       ---------------------------------------

Name:  STEPHANIE W. ABRAMSON
       ---------------------------------------

Title: CHIEF LEGAL OFFICER
       ---------------------------------------


/s/ Patrick S. Pittard
-----------------------------------------
Patrick S. Pittard

Date:  10/18/01
       -------------------------

                                    EXHIBIT A

Mr. Patrick S. Pittard

Assuming your execution and delivery of this Release (the "Release") within 21 days of the date of the Agreement (as defined below) and your failure to revoke this Release within 7 days thereafter, in exchange for the compensation, payments, benefits and other consideration provided to you in the Agreement effective as of October 1, 2001 among Heidrick & Struggles International, Inc. (the "Parent"), Heidrick & Struggles, Inc. ("Heidrick & Struggles") and you (the "Agreement"). (Capitalized terms not defined herein have the same meanings as those terms are defined in the Agreement.)

      a. You accept the compensation, payments, benefits and other consideration provided for in the Agreement in full resolution and satisfaction of, and hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, REMISE AND FOREVER DISCHARGE the Company and Releasees from any and all agreements, promises, liabilities, claims, demands, rights and entitlements of any kind whatsoever, in law or equity, whether known or unknown, asserted or unasserted, fixed or contingent, which you, your heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring at any time on or prior to the date you execute this Release, including, without limitation, any and all contract and other claims relating to your employment, compensation and benefits with the Parent, the Company and Releasees and/or the termination thereof, benefit claims, tort claims, fraud claims, claims for bonuses, commissions, sales credits or similar payments, claims relating to your service on the Parent's Board of Directors or the Board of Directors of Releasees, defamation, disparagement, or other personal injury claims, claims related to any bonus compensation, claims for accrued vacation pay, claims under any federal, state or municipal wage payment, discrimination or fair employment practices law, statute or regulation, and claims for costs, expenses and attorney's fees with respect thereto, except that the Company's obligations under the Agreement and this Release shall continue in full force and effect in accordance with their terms. This Release and waiver includes, without limitation, any and all rights and claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866 (42 U.S.C. ss. 1981), the Employee Retirement Income Security Act, as amended, the Federal Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the National Labor Relations Act, the Family and Medical Leave Act, and any other federal, state or local statute, ordinance, regulation or constitutional provision regarding employment, compensation, employee benefits, termination of employment or discrimination in employment.

      b. Excepted from this Release are (i) any claims to enforce your rights, if any, to vested benefits and entitlements and any other continuing benefit or entitlement under any applicable plan, agreement, program, award, policy or arrangement of the Company except as provided in the Agreement, (ii) any right or claim that arises after the date you execute this Release, (iii) any right you may have to enforce this Release or the Agreement, (iv) your eligibility for indemnification in accordance with the Agreement or applicable laws or the certificate of incorporation and by-laws of the Parent or Heidrick & Struggles, or any applicable directors' and officers' insurance policy or other insurance policy, with respect to liability incurred as an employee or officer of the Company (or with respect to service at the request or on behalf of the Company as an officer, director, trustee, member, employee or agent or in any other capacity with any other entity) and
(v) any right to obtain contribution as permitted by law in the event of an entry of judgment against you as a result of any act or failure to act for which the Company and Releasees or any of them and you are jointly liable.

      c. For the purpose of implementing a full and complete release and discharge of claims, you expressly acknowledge that this Release is intended to include in its effect, without limitation, all the claims described in paragraph
(a) above, whether known or unknown , and that this Release contemplates the extinction of all such claims, including claims for attorneys' fees.

      d. In consideration of the mutual promises contained in the Agreement, the Parent and Heidrick & Struggles, on behalf of themselves individually and the Company and Releasees, hereby irrevocably and unconditionally release, remise and forever discharge you, your dependents, heirs, administrators, agents, executors and assigns from any and all agreements, promises, liabilities, claims, demands, rights and entitlements of any kind whatsoever, in law or equity, whether known or unknown, asserted or unasserted, fixed or contingent, which the Parent, Heidrick & Struggles, the Company and Releasees ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring at any time on or prior to the date you execute this Release, including but not limited to any and all contract and other claims relating to your employment, compensation and benefits with the Parent, the Company and Releasees and/or the termination thereof, tort claims, fraud claims, claims for defamation, disparagement or other personal injury claims, claims relating to your service on the Parent's Board of Directors or the Board of Directors of Releasees, claims under any federal, state or municipal law or ordinance, and claims for costs, expenses and attorney's fees with respect thereto, except that your obligations under the Agreement and this Release shall continue in full force and effect in accordance with their terms. Excepted from this Release are (i) any right the Company and Releasees may have to enforce the Agreement or this Release, (ii) any right or claim that arises after the date you sign this Release or (iii) any right the Company and Releasees may have to obtain contribution as permitted by law in the event of entry of judgment as a result of any act or failure to act for which the Company and Releasees or any of them and you are jointly liable.

      e. For purposes of this Release, the term "the Company and Releasees" includes the Company, the Parent and its past, present and future, direct and indirect parents, subsidiaries, Affiliates, divisions, predecessors, successors, insurers, and assigns, and their past, present and future officers, directors, agents, shareholders and employees, in their official and individual capacities, and all other related entities and individuals, jointly and individually, and this Release shall inure to the benefit of and shall be binding and enforceable by all such entities and individuals.

      f. If this Release conforms to your understanding and is acceptable to you, please indicate your agreement by signing and dating the enclosed copy of this Release in the space provided below and returning the signed Release to the Chief Legal Officer of the Company at the address indicated in the Notices provision of the Agreement within 21 days of the date you execute the Agreement. Once you have signed this Release, you will then be permitted to revoke this Release at any time during the period of 7 days following its execution by delivering to the Chief Legal Officer a written notice of revocation. This Release will not be effective or enforceable and no payments shall be provided under the Agreement unless and until the 7-day revocation period has expired without your having exercised your right of revocation.

      g. This Release is subject to the provision of the second paragraph of
Section 11 of the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Release to be effective as of the date of your signature indicated below.

HEIDRICK & STRUGGLES, INC.

By:      _______________________________

Name:    _______________________________

Title:   _______________________________


HEIDRICK AND STRUGGLES INTERNATIONAL, INC.

By:      _______________________________

Name:    _______________________________

Title:   _______________________________

THIS RELEASE IS A LEGAL DOCUMENT.

BY SIGNING THIS RELEASE, YOU ACKNOWLEDGE AND AFFIRM THAT: (1) YOU ARE COMPETENT;
(2) YOU WERE AFFORDED A REASONABLE TIME PERIOD OF AT LEAST 21 DAYS TO REVIEW AND CONSIDER THIS RELEASE AND HAVE BEEN ADVISED TO DO SO WITH AN ATTORNEY OF YOUR CHOICE; (3) YOU HAVE READ AND UNDERSTAND AND ACCEPT THE AGREEMENT AND THIS DOCUMENT AS FULLY AND FINALLY RESOLVING, WAIVING AND RELEASING ANY AND ALL CLAIMS AND RIGHTS WHICH YOU MAY HAVE AGAINST THE COMPANY AND RELEASEES (AS DEFINED ABOVE), INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS AND RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT; (4) NO PROMISES OR INDUCEMENTS HAVE BEEN MADE TO YOU EXCEPT AS SET FORTH IN THE AGREEMENT AND THE RELEASE; AND
(5) YOU HAVE SIGNED THIS RELEASE FREELY, KNOWINGLY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS.

ACCEPTED AND AGREED:


_________________________________                Date________________
Patrick S. Pittard

                                    EXHIBIT B
                                    ---------

                                   CERTIFICATE

      I refer to the Retirement Agreement (the "Agreement), effective as of October 1, 2001, between the Company and me and in particular to Sections 2 and 11 thereof (capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement). I hereby acknowledge that I have received the following which constitute all of the payments, agreements, and other things required to be delivered by the Company on the Payment Date pursuant to the Agreement and that I have no right to terminate the Agreement or to rescind the Agreement or the Release.

      1. Amendment No. 1 to Stock Option Agreements of the 1999 Options, the 2000 Options, and the 2001 Options substantially in the form attached as Exhibit I

      2. Amendment No. 1 to Restricted Stock Unit Participation Agreement substantially in the form attached as Exhibit II

      3. Certificate of the Secretary of the Company dated October 29, 2001 substantially in the form attached as Exhibit III

      4. Bill of Sale and Certificate of Title for 2001 Mercedes S600, VIN Serial No. WDBNG78J01A200457 substantially in the forms attached as
            Exhibit IV

      5. Irrevocable instructions to Mellon Investor Services, LLC, ("Mellon") relating to the shares of Common Stock underlying the Restricted Stock Units in the form attached hereto as Exhibit V-1, and a letter from Mellon confirming receipt thereof, in the form attached hereto as Exhibit V-2

      6. Bank check in the amount of $9,451,000 minus the amount referred to in Section 2(a)(ii) of the Agreement.


_________________________________
Patrick S. Pittard

Dated: October 29, 2001